UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2020

PrimeEnergy Resources Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-7406	84-0637348
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9821 Katy Freeway, Houston, Texas		77024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 735-0000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 (per share)	PNRG	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

PRIMEENERGY CORPORATION

Section 5 – Corporate Governance and Management

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(b) On March 24, 2020, Mr. Jan K. Smeets announced that he will not stand for re-election as a director of PrimeEnergy Resources Corporation , (the “Company”) at the Company’s Annual Meeting scheduled for June 4, 2020.  His decision was based on personal circumstances and consideration for the best use of his time. There were no disagreements with the Company relating to the Company’s operations, policies or practices. Gifford Fong, a former Director, will stand for re-election at the Annual Meeting scheduled for June 4, 2020.

Section 8 – Other Events

Item 8.01   Other Events

Relying on the SEC Order for Reporting Relief

PrimeEnergy Resources Corporation, makes the following disclosure pursuant to an order issued by the U.S. Securities and Exchange Commission (the “SEC”) on March 4, 2020, as modified and superseded by a new SEC order issued on March 25, 2020, providing conditional relief to public companies that are unable to timely comply with their filing obligations as a result of the novel coronavirus (COVID-19) outbreak (the “SEC Order”).

The current outbreak of COVID-19 has posed a significant impact on the Company’s ability to file on a timely basis its Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”) that is due March 30, 2020 (the “Original Due Date”), and therefore the Company elected to rely on the conditional filing relief provided under the SEC Order.

The current outbreak of the COVID-19 novel coronavirus, has caused a delay in the Company’s ability to consolidate and analyze its financial statements for the preparation of its annual report on Form 10-K. The sudden mandated closing of schools in the state of Texas as well as employees with health concerns resulted in an unplanned disruption of personnel available. We have decided to rely on the SEC Order and endeavor to file the Annual Report no later than May 14, 2020, or within 45 days after the Original Due Date.

COVID-19 Risk Factor

The current outbreak of COVID-19 has caused an adverse effect on our business operations. The Company has already experienced restrictions on employees to travel, temporary closures of locations, state mandated closing of schools as well as personnel shortage.  In addition, COVID-19 has resulted in a widespread health crisis that has adversely affected the economies of the world and therefore is having a negative effect on oil prices. The management has been closely monitoring the impact caused by COVID-19 and we will continue to operate our business as steadily and safely as we can.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned, thereto duly authorized.

PrimeEnergy Corporation

Dated: March 27, 2020	By:	/s/ Beverly A. Cummings
Name: Beverly A. Cummings
Title: Executive Vice President